Calculation of Filing Fee Tables
S-1
MOBIX LABS, INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.00001 per share	Other			$ 157,500.00	0.0001381	$ 21.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 157,500.00		$ 21.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 21.75
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered of issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. (2) The proposed maximum offering price per unit is estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's Class A Common Stock quoted on The Nasdaq Capital Market on February 18, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Class A Common Stock, par value $0.00001 per share	15,373,309	$ 12,425,380.00	S-1	333-287493	05/22/2025
Prospectus Note
[1]	(5) Pursuant to Rule 457(b) and Rule 429, no separate registration fee is payable with respect to the primary issuance or resale of such securities, as such securities were previously registered on the registration statement on Form S-1 (File No. 333-287493) with the Securities and Exchange Commission, on May 22, 2025, as amended by Amendment No. 1 filed August 7, 2025, which was declared effective on August 11, 2025. (6) Estimated solely for the purpose of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant's Class A Common Stock quoted on The Nasdaq Global Market on May 16, 2025. (7) In addition to the common stock set forth in this table, pursuant to Rule 416(a) under the Securities Act, this registration statement also registers such additional number of common stock as may become issuable by reason of any share splits, share dividends or similar transactions.